                                                                       FORM 10-Q

                                                                      EXHIBIT 11


                              HICKOK INCORPORATED
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                             Three Months Ended                         Nine Months Ended
                                                  June 30,                                    June 30,
                                      --------------------------------           ----------------------------------
                                         1999                 1998                  1999                   1998
                                      -----------          -----------           -----------           -----------
PRIMARY
-------
Average shares outstanding              1,199,750            1,196,695             1,199,303             1,196,217

Net effect of dilutive
   stock options - based
   on the treasury stock
   method using average
   market price                            12,755               24,440                    --**              20,122
                                      -----------          -----------           -----------           -----------

         Total Shares                   1,212,505            1,221,135             1,199,303             1,216,339
                                      -----------          -----------           -----------           -----------

Net Income (Loss)                     $    15,196          $    57,440           $  (457,686)          $   885,495
                                      ===========          ===========           ===========           ===========

         Per Share                    $       .01          $       .05           $      (.38)          $       .73
                                      ===========          ===========           ===========           ===========

FULLY DILUTED
-------------
Average shares outstanding              1,199,750            1,196,695             1,199,303             1,196,217

Net effect of dilutive
   stock options - based
   on the treasury stock
   method using year-end
   market price, if higher
   than average market price               13,995               24,440*                   --**              23,064
                                      -----------          -----------           -----------           -----------

         Total Shares                   1,213,745            1,221,135             1,199,303             1,219,281
                                      -----------          -----------           -----------           -----------

Net Income (Loss)                     $    15,196          $    57,440           $  (457,686)          $   885,495
                                      ===========          ===========           ===========           ===========

         Per Share                    $       .01          $       .05           $      (.38)          $       .73
                                      ===========          ===========           ===========           ===========


* Period-end market price is less than average market price, use same as primary shares.

**   Net effect of stock options was antidilutive for the period.





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